UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 3rd Street San Francisco, California	94103-3104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 539-3162

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 13, 2022, Unity Software Inc., a Delaware Corporation (“Unity”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine II, L.P. and Silver Lake Partners VI, L.P. (together, the “Initial SL Signatories”) and Sequoia Capital Fund, L.P. (the “Sequoia Purchaser” and, together with the Initial SL Signatories, the “Initial Signatories”) relating to the issuance and sale to the Initial Signatories of $1,000,000,000 in aggregate principal amount of Unity’s 2.0% Convertible Senior Notes due 2027 (the “Notes”). On November 8, 2022, SLP VI Union Holdings, L.P., SLP VI Union Holdings II, L.P. and SLA Union Holdings, L.P. (the “Silver Lake Purchasers” and, together with the Initial Signatories, the “Investors”) each executed a joinder to the Investment Agreement (the “Joinder”) to assume the obligations of the Initial SL Signatories to purchase $940 million of the Notes, and each Silver Lake Purchaser agreed to become “Silver Lake Purchasers” under the Investment Agreement, and to be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Investment Agreement applicable to the “Silver Lake Purchasers,” as set forth in the Joinder. The closing under the Investment Agreement occurred and all of the Notes were issued to the Investors, with $940 million of the Notes issued to the Silver Lake Purchasers and $60 million of the Notes issued to the Sequoia Purchaser, on November 8, 2022.

In connection with the issuance of the Notes, on November 8, 2022, Unity entered into an indenture, dated as of November 8, 2022 (the “Indenture”), between Unity and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 2.0% per annum and interest on the Notes will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2023. The Notes mature on November 15, 2027 (the “Maturity Date”), subject to earlier conversion or repurchase. The Notes are convertible at the option of the holder at any time until the trading day prior to the Maturity Date. The Notes are convertible into cash, shares of Unity common stock or a combination thereof, based on an initial conversion rate of 20.4526 shares of Unity common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of approximately $48.89 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions. The proceeds from the issuance and sale of the Notes are expected to be used to partially fund the repurchase of up to $2,500,000,000 of shares of Unity common stock in open market transactions.

The Notes are unsecured and unsubordinated obligations of Unity and rank equally with all of Unity’s existing and future unsecured and unsubordinated indebtedness outstanding from time to time.

With certain exceptions, upon a change of control of Unity, the approval by Unity’s stockholders of a plan or proposal for the liquidation or dissolution of Unity or the failure of the Unity Common Stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require that Unity repurchase all or part of the principal amount of the Notes at a purchase price of par plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving Unity after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

(1)	default in any payment of interest on the Notes when due and payable, and the default continues for a period of 30 days;

(2)	default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by Unity to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4)	failure by Unity to comply with its obligations under the Indenture in respect of any consolidation, merger and sale of all or substantially all of Unity’s assets;

(5)	failure by Unity to issue a Fundamental Change notice or notice of a make-whole Fundamental Change, in each case, in accordance with the Indenture when due;

(6)

failure by Unity to comply with any of its other agreements contained in the Notes or the Indenture, for a period of 60 days after written notice of such failure from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7)

default by Unity or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $150.0 million (or its foreign currency equivalent) in the aggregate of Unity and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice of such acceleration or failure to pay, as the case may be, has been received by Unity or such subsidiary from the Trustee or to Unity and the Trustee from holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(8)	certain events of bankruptcy, insolvency, or reorganization of Unity or any of its significant subsidiaries (as defined in the Indenture).

The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture, the Notes and the Investment Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03 to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 to the extent required. Unity offered the Notes to the Investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Unity relied on this exemption from registration based in part on representations made by the Investors in the Investment Agreement. To the extent that any shares of Unity common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Unity common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1*	Indenture, dated as of November 8, 2022, between Unity and U.S. Bank Trust Company, National Association, as trustee

4.2*	Form of 2.0% Convertible Senior Note due 2027 (included in Exhibit 4.1)

10.1	Investment Agreement, dated as of July 13, 2022, by and between Unity, Silver Lake Alpine II, L.P., Silver Lake Partners VI, L.P. and Sequoia Capital Fund, L.P. (Incorporated by reference to Exhibit 10.3 to Unity’s Current Report on Form 8-K, filed July 15, 2022)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: November 8, 2022	By:	/s/ Luis Visoso
Luis Visoso
Senior Vice President and Chief Financial Officer